UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2021

BERRY GLOBAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-35672
(Commission File Number)

Delaware	20-5234618
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
(Address of principal executive offices, including zip code)

(812) 424-2904
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BERY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On September 20, 2021, Berry Global Group, Inc. (“Berry”) issued a press release announcing the commencement by Berry Global, Inc., the Company’s wholly owned subsidiary (the “Issuer”) of exchange offers of up to $800,000,000 of the Issuer’s new 0.95% First Priority Senior Secured Notes due 2024 (the “2024 Exchange Notes”), up to $1,525,000,000 of the Issuer’s new 1.57% First Priority Senior Secured Notes due 2026 (the “2026 Exchange Notes”), and up to $400,000,000 of the Issuer’s new 1.65% First Priority Senior Secured Notes due 2027 (the “2027 Exchange Notes” and together with the 2024 Exchange Notes and the 2026 Exchange Notes, collectively, the “Exchange Notes”), for an equal amount of the Issuer’s outstanding unregistered 0.95% First Priority Senior Secured Notes due 2024 (the “2024 Outstanding Notes”), unregistered 1.57% First Priority Senior Secured Notes due 2026 (the “2026 Outstanding Notes”), and unregistered 1.65% First Priority Senior Secured Notes due 2027 (the “2027 Outstanding Notes” and together with the 2024 Outstanding Notes and the 2026 Outstanding Notes, collectively, the “Outstanding Notes”), in a transaction registered under the Securities Act of 1933, as amended. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 16, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY GLOBAL GROUP, INC. (Registrant)

Dated: September 20, 2021	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary